Exhibit 10.3

SECOND AMENDMENT TO COMMERCIAL LEASE

This Second Amendment to Commercial Lease (this “Amendment”) is executed as of                            , 2025 (the “Effective Date”), between HJF PROPERTIES, LLC, a Texas limited liability company (“Landlord”), and BIO-PATH HOLDINGS, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease (hereinafter defined).

RECITALS:

A.Landlord and Tenant are parties to that certain Commercial Lease dated April 12, 2016 (the “Original Lease” and, as amended from time to time, the “Lease”) for approximately 2,100 square feet of space in the building located at 5455 Dashwood Street, Bellaire, Texas 77401 (the “Premises”).

B.The Lease has been amended pursuant to that certain First Amendment to Commercial Lease and Exercise of Option dated December 12, 2018, whereby, among other things, Tenant was granted extension options which have extended the term of the Lease through April 30, 2025.

C.Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.Recitals. The foregoing Recitals are hereby incorporated by this reference and made a part of this Amendment, and Landlord and Tenant agree that said Recitals set forth above are true and correct.

2.Extension of Lease Term. The term of the Lease is hereby extended for a period of twelve (12) months beginning on May 1, 2025 (the “Renewal Effective Date”) such that it expires on April 30, 2026 (the “Expiration Date”), on the terms and conditions of the Lease, as modified hereby. Tenant shall have no further rights to extend or renew the term of the Lease; accordingly, any unexercised options to extend or renew the term of the Lease are hereby deleted and shall be of no further force of effect.

3.Base Monthly Rent. During the period from the Effective Date through April 30, 2025, Tenant shall continue to pay base monthly rent as set forth in the Lease. Beginning on the Renewal Effective Date and continuing through the Expiration Date, the base monthly rent under the Lease for the Premises shall be $2,795.00 per month. Except for the extension of the term of the Lease and the base monthly rent set forth herein, all other terms and conditions of the Lease shall continue in full force and effect during such extension of the term of the Lease.

4.Miscellaneous. The Lease, as herein amended, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, are hereby superseded and merged herewith. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those

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as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. Each party hereto represents and warrants to the other party that it is authorized to enter into, execute and perform the covenants of such party contained in the Lease and this Amendment. This Amendment shall be governed by the laws of the State in which the Premises are located. Landlord and Tenant each acknowledge that each of and their respective counsel have had an opportunity to review this Amendment and this Amendment shall not be construed for or against either party merely because such party prepared or drafted this Amendment or any particular provision thereof. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. For these purposes, “electronic signature” shall mean electronically scanned and transmitted versions (e.g., via pdf file) of an original signature, signatures electronically inserted and verified by software such as Adobe Sign, or faxed versions of an original signature.

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This Amendment is executed on the respective dates set forth below, but for reference and effectiveness purposes this Amendment shall be dated as of the Effective Date. If the execution date is left blank, this Amendment shall be deemed executed as of the Effective Date.

LANDLORD:	HJF PROPERTIES, LLC,
a Texas limited liability company

By:
Name:
Title:

Execution Date: Effective Date

TENANT:	BIO-PATH HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

	Execution Date:	, 2025

Second Amendment to Commercial Lease	Page 3